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                                                                    Exhibit 10.2



                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT (the "Agreement") is made and entered into as of this 23rd day of May, 1997, by and between Waterlink, Inc., a Delaware corporation (the "Company"), and Theodore F. Savastano ("Executive").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, Executive has been employed by the Company, for the past several years, and is currently the Chairman of the Board of Directors of the Company;

                  WHEREAS, the Company desires to assure itself of Executive's continued employment in an executive capacity and to compensate him for such employment;

                  WHEREAS, Executive is willing to continue to be employed by the Company upon the terms and subject to the conditions contained in this Agreement;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                  1. EMPLOYMENT. The Company agrees to continue to employ Executive and Executive hereby agrees to continue to serve the Company for the Term (as defined in Section 2 below) of this Agreement, in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and subject to the conditions hereinafter stated.

                  2. TERM. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof and shall continue until the third anniversary of the date hereof (the "Initial Expiration Date"); provided, however, that this Agreement at all times shall be subject to earlier termination in accordance with the provisions hereof. On the Initial Expiration Date and each anniversary of the Initial Expiration Date, the term of this Agreement automatically shall be extended for an additional one year term (the "Extended Term"). For purposes of this Agreement, "Term" means the Initial Term and, as so extended, the Extended Term.




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                  3.   POSITION, DUTIES AND RESPONSIBILITIES.

                  3.1 POSITION, DUTIES AND RESPONSIBILITIES. During the Term, Executive shall serve as the Chairman of the Board of Directors of the Company, and shall be responsible for the duties attendant to such office, which duties will be generally consistent with his position as an executive officer of the Company and which will generally utilize his experience with the Company prior to the date hereof, and such other managerial duties and responsibilities with the Company, its affiliates, subsidiaries or divisions as may be assigned by the Board of Directors of the Company (the "Board") consistent with Executive's position, duties and responsibilities with the Company. Executive will report directly to the Board. The Company intends that Executive will, and the Company shall use its best efforts to cause Executive to, continue to be elected to and serve as a member of the Board. Executive shall also serve as an officer and/or member of the Board of Directors of any subsidiary or affiliate of the Company, if the Board should so request; provided, that the duties, authority and responsibilities of Executive with such subsidiaries or affiliates shall be commensurate, and in all events not less than, Executive's duties, authority and responsibilities with the Company as set forth in this Agreement. Executive's duties shall be performed principally at the Company's executive offices which are located in the Canton, Ohio Metropolitan Area (as defined below), and Executive shall not be required to perform duties which would necessitate changing his present residence, unless Executive otherwise agrees in writing. For purposes of this Agreement, the term "Canton, Ohio Metropolitan Area" shall encompass the City of Canton and the territory within fifteen (15) miles from that city in any direction. The Company will promptly pay (or reimburse Executive for) all reasonable moving expenses incurred by Executive relating to a change of Executive's residence in connection with any such relocation to which Executive has consented. Executive acknowledges and agrees that, in connection with his employment hereunder, he may be required to travel on behalf of the Company.

                  3.2 SERVICES TO BE PROVIDED. During the Term, Executive shall devote all of his working time, attention and energies to the affairs of the Company and its subsidiaries, affiliates and divisions and use his best efforts in the performance of his duties to promote its and their best interests; provided, however, that nothing herein shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other corporations, trade associations or charitable organizations, (ii) engaging in charitable activities and community affairs or (iii) managing his personal investments and affairs; provided, however, that such activities do not materially interfere with the performance of Executive's duties under the Agreement.

                  4.   SALARY.

                  4.1 BASE SALARY. During the Term, Executive shall be paid a base salary (the "Base Salary"), payable in equal installments at such intervals as the other executive officers of the Company are paid but not less often than bi-weekly, at an annual rate of two hundred forty thousand dollars ($240,000) until the first anniversary of the date hereof. For each succeeding



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year during the Term, the annual rate of the Base Salary shall be increased (but not decreased) by such amount, if any, as may be determined by the Board.

                  4.2 ANNUAL BONUS. During the Term, Executive shall participate in any long term and annual incentive compensation programs as may be maintained by the Company for the benefit of its executives. The Company shall establish an annual incentive bonus plan pursuant to which Executive may earn, in each year during the Term, commencing with fiscal 1998, an amount ranging from 0% to 150% of his Base Salary, subject to the achievement of certain performance goals established by the Board, such performance goals to be derived from the Company's annual operating plan.

                  4.3 EQUITY OPPORTUNITY. During the Term, Executive shall be eligible for stock option grants and similar awards under existing plans of the Company, and under any future plans in which executive officers of the Company are entitled to participate. The Company and Brantley Venture Partners III, L.P. ("Brantley") agree that, upon the earlier to occur of a Change of Control (as hereinafter defined) or the consummation of an underwritten public offering of any of the Company's capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, all rights they or either of them may have had, including those contained in the Employment Agreement among Executive, the Company and Brantley, made as of December 9, 1994 (the "Prior Employment Agreement"), to acquire, retain or cancel any shares of common stock of the Company, or any options, warrants or other rights to acquire such shares, owned by Executive, shall be terminated and of no further force or effect.

                  4.4 SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS. During the Term, Executive shall be eligible to participate in any supplemental executive retirement plan(s), if any, made available to senior executive officers of the Company.

                  4.5 INCENTIVE STOCK OPTION. The provisions of Section 3(c) of the Prior Employment Agreement shall remain in full force and effect and are hereby affirmed by the parties hereto; provided, however, that clause (iv) thereof is hereby amended and restated, and as so amended and restated shall read in its entirety "(iv) Savastano's employment is terminated in breach of the Employment Agreement between Savastano and the Company, dated as of April __, 1997 (the "Restated Agreement") or Savastano terminates his employment for Good Reason (as defined in the Restated Agreement)."

                  5.   EMPLOYEE BENEFITS.

                  5.1 BENEFIT PROGRAMS. During the Term, Executive shall participate with other members of senior management of the Company in any pension, profit-sharing, stock option or similar plan or program of the Company now existing or established hereafter for the benefit of its employees or senior executives of the Company or its subsidiaries generally, to the extent that he remains eligible under the general provisions thereof. Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or



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similar or nonsimilar plan or program of the Company now existing or established hereafter for the benefit of its employees or senior executives of the Company and its subsidiaries generally, to the extent that he is eligible under the general provisions thereof.

                  5.2  AUTOMOBILE. In furtherance of and not in limitation of
Section 5.1 hereof, the Company will provide Executive with an automobile, such automobile not to be more than three years old, to be used by him in connection with Company business, and the Company be responsible for all costs of repairing, maintaining and insuring such automobile; provided, however, that the cost of leasing such automobile shall not exceed $1,000 per month.

                  5.3 INSURANCE. During the Term, the Company, at its sole expense, shall purchase and maintain (a) a life insurance policy on the life of Executive in the amount of $100,000, the beneficiary or beneficiaries of which shall be designated by Executive, and (b) a long-term disability insurance policy which shall provide that, upon the occurrence of a "disability" as defined in such disability insurance policy, Executive shall be entitled to long-term disability benefits each year thereafter, up to the age of 65, in an amount equal to 66 2/3% of Base Salary per month.

                  5.4 VACATION; PERSONAL DAYS. During the Term, Executive shall be entitled to annual vacation with pay during each year of his employment hereunder provided that the vacation days taken are commensurate with past practice for Executive and do not materially interfere with the operations of the Company.

                  5.5 INSURANCE. Executive agrees that the Company may at any time and for the Company's own benefit, apply for and take out life, health, accident, and/or other insurance covering Executive either independently or together with others in any amount which the Company deems to be in its best interests and the Company may maintain any existing insurance policies on the life of Executive owned by the Company. The Company shall own all rights in any such insurance policies and in the cash values and proceeds thereof and, except as otherwise provided, Executive shall not have any right, title or interest therein. Executive agrees to assist the Company at the Company's expense in obtaining any such insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

                  6. EXPENSES. The Company shall reimburse Executive upon presentation of appropriate vouchers or receipts and in accordance with the Company's expense reimbursement policies, for all reasonable expenses incurred by Executive in connection with the performance of his duties under this Agreement.



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                  7.  TERMINATION. Executive's employment under this Agreement may be terminated without any breach of this Agreement only under the following circumstances:

                  7.1 DEATH. Executive's employment shall terminate upon his death.

                  7.2 DISABILITY. In the event Executive shall be unable to render the services or perform his duties hereunder by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) days in any consecutive three hundred sixty-five (365) day period (either of such events shall constitute a "Disability" for purposes of this Agreement), the Company shall have the right to terminate this Agreement.

                  7.3 TERMINATION OF EMPLOYMENT OF EXECUTIVE BY THE COMPANY FOR CAUSE. The Company may terminate the employment of Executive for Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (a) Executive's willful misconduct or gross neglect in the performance of his duties hereunder which in either case has resulted, or is likely to result, in material economic damage to the Company, (b) the material breach of this Agreement by Executive which has resulted, or is likely to result, in material economic damage to the Company or (c) the final, non-appealable conviction of Executive of a felony which constitutes a crime of moral turpitude. For purposes of Section 7.3(a), no act, or failure to act, on Executive's part, will be considered "willful" unless done or omitted to be done by him not in good faith and without a reasonable belief that his action or omission was in furtherance of the Company's business.

                       Executive shall not be deemed to have been terminated for Cause unless and until after reasonable notice to Executive and an opportunity for him to be heard before the Board, the Board has determined that Executive was guilty of the conduct described in clause (a) or (b) of the preceding paragraph, and delivered to Executive a Notice of Termination (as defined below) stating such determination and specifying the particulars thereof in detail.

                  7.4 TERMINATION OF EMPLOYMENT BY EXECUTIVE. Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) any assignment to Executive of any duties inconsistent in any material respect with his present duties as Chairman of the Board of the Company or a change in his present position, duties, authority or responsibilities without his express written consent or any other action by the Company which results in a material diminution of the position, duties, authority, or responsibility of Executive, (B) any removal of Executive without his consent from, or any failure to re-elect Executive to, the office of Chairman of the Board of the Company, except in connection with termination of Executive's employment for Cause or as a result of his death or disability or by him other than for Good Reason, (C) a reduction in Executive's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time, or a reduction in Executive's other benefits unless, with respect to a reduction of benefits, all members of senior management of the Company are similarly affected, (D) the Company shall materially breach any provision of this



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Agreement, which breach shall continue unremedied for ten (10) days after the
Company shall have been given notice of such breach, or (E) failure of the Company to obtain from any successor the assumption of or the agreement to perform this Agreement (as contemplated in Section 15 hereof), or (F) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.6. In addition, Executive may terminate his employment hereunder other than for Good Reason.

                  7.5 RETIREMENT. Executive's employment under this Agreement shall terminate upon Executive's attainment of age 65 (such termination being referred to herein as "Mandatory Retirement").

                  7.6 NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive (other than a termination pursuant to Sections 7.1 above) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination not satisfying the requirements of this Section 7.6 shall not be effected.

                  7.7 DATE OF TERMINATION. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive's employment is terminated pursuant to Section 7.6 above, the date specified in the Notice of Termination, and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after the Notice of Termination is given pursuant to Sections 7.3, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected); provided, further that if the Company prevails in its determination to terminate Executive for Cause in such arbitration or litigation, the Date of Termination shall be the date specified in the Notice of Termination.

                  8.   COMPENSATION UPON TERMINATION.

                  8.1 COMPENSATION UPON TERMINATION UPON DEATH. In the event of the death of Executive during the Term, Executive's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of Executive (collectively, the "Estate"), shall be paid within thirty (30) days of Executive's death, an amount equal to the sum of Executive's unpaid Base Salary through the month in which Executive's death occurred, as well as all accrued bonus compensation through the date of death. Executive, or the Estate, shall be entitled to other



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death benefits in accordance with the terms of the Company's benefit programs and plans and the other provisions of this Agreement.

                  8.2 COMPENSATION UPON TERMINATION FOR DISABILITY. If Executive's employment hereunder is terminated for Disability, Executive shall be paid an amount equal to the sum of (x) any unpaid Base Salary for the month in which the termination occurred and for a period of six months thereafter and
(y) an amount equal to the product of (1) the annual bonus, if any, paid to Executive pursuant to Section 4.2 hereof with respect to the fiscal year in which Executive's employment is terminated pursuant to Section 7.2 (including any bonus deemed to have been paid as set forth below), provided that such annual bonus is calculable as of the Date of Termination, and if such annual bonus is not then calculable, then the bonus, if any, paid to Executive with respect to the fiscal year immediately preceding the year in which Executive's employment is terminated (which, for fiscal 1996 and fiscal 1997 shall be deemed to be $240,000) and (2) a fraction, the numerator of which is the number of days during which Executive rendered services and performed his duties hereunder during the fiscal year in which his employment hereunder is terminated and the denominator of which is 365; such amounts to be payable to Executive in twelve (12) equal bimonthly installments on the fifteenth and last day of each month commencing on the fifteenth day of the month following the month in which Executive's employment is terminated. The amount provided for above shall be reduced by any disability benefits received by Executive under plans maintained by the Company. Executive shall be entitled to other disability compensation and benefits in accordance with the Company's benefit programs and plans and the other provisions of this Agreement.

                  8.3 COMPENSATION UPON TERMINATION BY THE COMPANY FOR CAUSE OR BY EXECUTIVE FOR OTHER THAN GOOD REASON OR UPON MANDATORY RETIREMENT. If Executive's employment is terminated by the Company for Cause or by Executive for other than Good Reason or upon Mandatory Retirement, the Company shall pay Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued bonus compensation through the Date of Termination, and the Company shall have no further obligations to Executive under this Agreement, except as may be specifically provided herein.

                  8.4 IMPROPER TERMINATION; GOOD REASON. (a) Subject to the provisions of Section 8.4(b) hereof, if (x) in breach of this Agreement, the Company shall terminate Executive's employment other than pursuant to Section
7.3 (it being understood that a purported termination pursuant to Section 7.3 which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (y) Executive shall terminate his employment for Good Reason, then

                                    (i)  The Company shall pay Executive his
full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued bonus compensation through the Date of Termination.



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                                    (ii)  In lieu of all salary and incentive
compensation payments which Executive would have earned under this Agreement but for his termination, the Company shall pay to Executive, as liquidated damages, an amount equal to the product of (A) the sum of (1) the Base Salary in effect as of the Date of Termination and (2) the annual bonus, if any, paid to Executive pursuant to Section 4.2 hereof with respect to the fiscal year in which Executive's employment is terminated (including any bonus deemed to have been paid as set forth below), provided that such annual bonus is calculable as of the Date of Termination, and if such annual bonus is not then calculable, then the bonus, if any, paid to Executive with respect to the fiscal year immediately preceding the year in which Executive's employment is terminated (which, for fiscal 1996 and fiscal 1997 shall be deemed to be $240,000), and
(B) two (2), such amounts to be payable to Executive in forty eight (48) equal bi-monthly installments on the fifteenth and last day of each month, commencing on the fifteenth day of the month following the month in which the Date of Termination occurs. If the Company fails to make, within five (5) days of the dates specified above, any two (2) payments required to be made pursuant to this Section 8.4(a)(i) or (ii), the Company shall pay to Executive, within ten
(10) days of the date of such second failure, in a lump sum, an amount equal to the sum of the remaining payments (including any payments that the Company failed to make) to which Executive would have been entitled pursuant to Section 8.4(a)(i) and (ii) if such failures had not occurred.

                  (b) If, within one (1) year after the occurrence of a Change of Control, (x) in breach of this Agreement, the Company shall terminate Executive's employment other than pursuant to Section 7.3 (it being understood that a purported termination pursuant to Section 7.3 which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (y) Executive shall terminate his employment for Good Reason, then

                                    (i)  The Company shall pay Executive his
full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued bonus compensation through the Date of Termination.

                                    (ii)  In lieu of all salary and incentive
compensation payments which Executive would have earned under this Agreement but for his termination, the Company shall pay to Executive as liquidated damages a lump sum amount equal to the present value, based on the Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code")), of the product of (A) the sum of (1) the Base Salary in effect as of the Date of Termination and (2) the annual bonus, if any, paid to Executive pursuant to Section 4.2 hereof with respect to the fiscal year in which Executive's employment is terminated (including any bonus deemed to have been paid as set forth below), provided that such annual bonus is calculable as of the Date of Termination, and if such annual bonus is not then calculable, then the bonus, if any, paid to Executive with respect to the fiscal year immediately preceding the year in which Executive's employment is terminated (which, for fiscal 1996 and fiscal 1997 shall be deemed to be $240,000), and (B) two (2) (such payment being referred to as the "Termination Payment"). All payments under this Section 8.4(b) shall be made on or before the fifth day



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following the Date of Termination. In addition, if the receipt of the lump sum pursuant to the foregoing sentence would cause Executive to pay federal income tax for the year of receipt at a higher marginal rate than Executive would have paid for such year had Executive's employment not been terminated (the "Original Marginal Amount"), Executive shall receive an additional amount such that the amount retained by executive after the payment of federal income taxes on such lump sum shall be the same as if such lump sum had been taxed at the Original Marginal Rate. Executive shall not be required to mitigate the amount of compensation payable to Executive hereunder, by securing other employment or otherwise, nor will such compensation be reduced by reason of Executive securing other employment or for any other reason.

                                    (iii)  In the event that executive becomes
entitled to the Termination Payment provided for in Section 8.4(b)(ii), if any of the Termination Payment will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay to Executive at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Termination Payment and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Termination Payment. For purposes of determining whether any of the Termination Payment will be subject to the Excise Tax and the amount of such Excise Tax,
(x) any other payments or benefits received or to be received by Executive in connection with a change in control of the Company or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control or any person having such a relationship with the Company or such person as to require attribution of stock ownership between the parties under section 318(a) of the Code) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code, (y) the amount of the Termination Payment which shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Termination Payment or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying clause (x), above, and after deducting any excess parachute payments in respect of which payments have been made under this Section 8.4(y)), and (z) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of your residence upon the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less



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than the amount taken into account hereunder at the time of termination of
Executive's employment, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  For purposes of this Agreement, a "Change in Control" of the Company shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or Executive or an entity directly or indirectly controlled by Executive, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure, for any reason, of the individuals who presently constitute the Board of Directors (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board or by Executive shall be considered, for these purposes, as though such director were a member of the Incumbent Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation occurs; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (c) If termination of Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages for any and all loss of benefits which Executive would have received under the Company's employee benefit plans if the Company had not breached this Agreement and had Executive's employment continued for the full Term as then in effect (including without limitation benefits Executive would have been entitled to receive pursuant to any of the Company's pension plans had his employment continued for such Term at the rate of compensation specified herein), and including all legal fees and expenses incurred by him as a result of such termination and in enforcing his rights.

                  8.5 CONTINUED MAINTENANCE OF BENEFIT PLANS. Unless Executive is terminated for Cause, death, Mandatory Retirement or by Executive other than for Good Reason,



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the Company shall maintain in full force and effect, for the continued benefit of Executive for two (2) years, commencing upon the Date of Termination, all medical, hospitalization, health and accident insurance benefits, plans or programs in which Executive was entitled to participate immediately prior to the Date of Termination. In the event that Executive's participation in any such benefits, plan or program is barred, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive would otherwise have been entitled to receive under such benefits, plans and programs.

                  9.    INDEMNIFICATION.

                  9.1 The Company agrees to indemnify Executive to the fullest extent permitted by applicable law consistent with the Company's Certificate of Incorporation and By-Laws as in effect on the date hereof with respect to any acts or non-acts he may have committed while he was an officer, director, and/or employee (i) of the Company or any subsidiary thereof, or (ii) at the request of the Company, of any other entity.

                  9.2 The Company agrees to maintain for Executive, during the Term and for a period of five (5) years thereafter, a directors' and officers' liability insurance policy not less favorable than any policy that the Company maintains for its directors and executive officers in general.

                  10.   CONFIDENTIAL INFORMATION.

                  10.1 Executive hereby acknowledges that, in the course of his employment by the Company, he has had and will have access to secret and confidential information which relates to or affects all aspects of the business and affairs of the Company, its subsidiaries, affiliates or divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to inventions developments, specifications, technical and engineering data, information concerning the filing or pendency of patent applications, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of any customers or prospective customers or of any persons who have or shall have traded or dealt with the Company. Accordingly, Executive agrees that, except as required by the performance of his duties hereunder, he will not, at any time during the Term and for a period commencing on the Date of the Termination and concluding upon the earlier to occur of (a) two (2) years after such Date of Termination and (b) the date subsequent to such Date of Termination upon which the Company is in material breach of any material provision of this Agreement (provided that Executive notifies the Company in writing of such breach and the Company does not cure such breach within ten (10) days of the receipt of such notice from Executive), disclose or furnish any Confidential Information to any person, firm, corporation or other entity without the express prior written consent of the Company.
Notwithstanding the foregoing, the term Confidential Information shall not include information or data which (i) is now or hereafter in the public domain, other than as a result of the breach of this Section 10 by Executive, (ii) prior to the date of commencement of Executive's employment by the Company was known to Executive, (iii) is, after the Date of Termination, lawfully acquired by Executive from a third party who, to Executive' s knowledge, is not prohibited from disclosing such data or information to Executive or (iv) is required to be disclosed by court order or other legal process. In the event that Executive receives a request or demand to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, Executive agrees to (x) promptly notify the Company of the existence, terms and circumstances surrounding such a request so that the Company may seek a protective order or other appropriate relief or remedy and (y) if disclosure of such information is required, disclose such information and, subject to reimbursement by the Company of Executive's expenses, cooperate with the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Company so designates.

                  10.2 Executive hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information, whether created or prepared by Executive or by others ("Confidential Materials"), which are in Executive's possession or under his control, are the sole property of the Company. Accordingly, Executive hereby agrees that, upon the termination of his employment with the Company, whether pursuant to this Agreement or otherwise, or at the Company's earlier request, Executive shall return to the Company all Confidential Materials and all copies thereof in his possession or under his control and shall not retain any copies of Confidential Materials.

                  11.   NON-COMPETITION.

                  11.1 Executive agrees that he shall not, so long as he shall be employed by the Company in any capacity (whether pursuant to this Agreement or otherwise) own, manage, operate, control or participate in the ownership, management, operation or control or be employed by or connected in any manner with, any business, firm or corporation which is or may be in competition with the business of the Company, its subsidiaries, affiliates or divisions without the express written consent of the Company.

                  11.2 Executive agrees that for a period commencing on the effective Date of the Termination of his employment with the Company (for any reason whatsoever) and concluding upon the earlier to occur of (a) twenty four
(24) months after such Date of Termination and (b) the date subsequent to such Date of Termination upon which the Company is in material breach of any material provision of this Agreement (provided that Executive notifies the Company in writing of such breach and the Company does not cure such breach within ten (10) days of the receipt of such notice from Executive), Executive shall not own, manage, operate, control or participate in the ownership, management, operation or control, or be employed by or connected in any manner with, any business, firm or corporation which is engaged in or competes with the business of the Company, its subsidiaries, affiliates or divisions as such business is constituted on the Date of Termination.

                  11.3 Anything to the contrary herein notwithstanding, the provisions of this Section 11 shall not be deemed violated by the purchase and/or ownership by Executive of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into or exchangeable or exercisable for such securities) (x) of the Company (or any successor thereto), (y) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into or exchangeable or exercisable for such securities) three percent (3%) or less of the outstanding shares of any such class of equity securities of any issuer whose securities are traded on a national securities exchange or listed by NASDAQ, the National Quotation Bureau Incorporated or any similar organization; provided, however, that Executive shall not be otherwise connected with or active in the business of the issuers described in this
Section 11.3 or (z) of any entity which is then employing Executive.

                  12. REMEDY FOR BREACH. Executive hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of Sections 10 or 11 of this Agreement, the Company would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, Executive hereby agrees that, in such event, the Company shall be entitled, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

                  13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

                  To the Company:     Waterlink, Inc.
                                      4100 Holiday Street, N.W.
                                      Canton, OH 44718-2532
                                      Telephone: (330) 649-4000
                                      Telecopy: (330) 649-4008
                                      Attention:  President and Chief
                                        Executive Officer

                  With copies to:     Ira C. Kaplan, Esq.
                                      Benesch, Friedlander, Coplan &
                                        Aronoff, LLP
                                      2300 BP America Bldg.
                                      200 Public Square
                                      Cleveland, OH  44114
                                      Telephone: (216) 363-4567
                                      Telecopy:  (216) 363-4588

                                      Telecopy:   (330) 456-5756

                  To Executive:       Theodore F. Savastano
                                      2436 Brentwood Road N.W.
                                      Canton, Ohio 44708
                                      Telephone: (330) 477-2186

                  With a copy to:     Scott M. Zimmerman, Esq.
                                      Shereff, Friedman, Hoffman & Goodman, LLP
                                      919 Third Avenue
                                      New York, NY 10022
                                      Telephone:  (212) 758-9500
                                      Telecopy:  (212) 758-9526


                  All such notices and communications shall be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

                  14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the employment matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such employment matters, including, without limitation, the Prior Employment Agreement. Notwithstanding the foregoing, all stock option agreements between Executive and the Company, including those contained in Section 3(c) of the Prior Employment Agreement, shall remain in full force and effect.

                  15. BINDING EFFECT; THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Executive. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as if Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean Waterlink, Inc. and any successor to its business and/or assets.

                  16. NO ASSIGNMENT. Except as contemplated by Section 15 above, this Agreement shall not be assignable or otherwise transferable by either party.

                  17. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Chairman of the Board or the Board and is agreed to in writing, signed by Executive and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

                  18. FEES AND EXPENSES. The Company will reimburse Executive for the reasonable attorney's fees incurred by him in connection with the negotiation and preparation of this Agreement. If either party institutes any action or proceedings to enforce any rights the party has under this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of each party's rights or obligations hereunder or to set aside any provision hereof, or for any other arbitral or judicial remedy, each party shall be responsible for its own costs and expenses incurred thereby, including but not limited to, attorneys' fees and disbursements; provided, however, that if the employment of Executive is purported to be terminated for Cause subsequent to the occurrence of a Change of Control, the Company shall promptly pay and be solely responsible for all fees and expenses incurred by Executive in contesting such purported termination or the grounds therefor, including, without limitation, attorneys' fees and disbursements.

                  19. GOVERNING LAW; ARBITRATION. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Ohio, without regard to its conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Canton, Ohio or such other place as may be agreed upon at the time by the parties to the arbitration. Subject to Section 18 hereof, the expense of such arbitration shall be borne by the Company.

                  20. TITLES. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

                  21. COUNTERPARTS. This Agreement may be executed in one or more counter parts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                  22. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.



                             WATERLINK, INC.


                             By: /s/ Chet S. Ross
                                ---------------------------------------
                                   Name:  Chet S. Ross
                                   Title: President and Chief Executive Officer

                              /s/ Theodore F. Savastano
                             ------------------------------------------
                                  Theodore F. Savastano


                             BRANTLEY VENTURE PARTNERS III,
                             L.P., a Delaware limited partnership, with respect to the second sentence of Section 4.3 only


                             By: /s/ Brantley Venture Partners III, L.P.
                                ---------------------------------------
                                  Brantley Venture Partners III, L.P.,
                                  its general partner


                             By: /s/ Pinkas Family Partners, L.P.
                                ---------------------------------------
                                  Pinkas Family Partners, L.P.,
                                  its general partner


                             By: /s/ Robert F. Pinkas
                                ---------------------------------------
                                 Robert F. Pinkas, general partner